Exhibit 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of our report dated November 17, 2005 relating to the financial statements and financial statement schedule of Portola Packaging, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings “Experts”, “Summary Financial Information” and “Selected Financial Data” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
December 22, 2005
 II-20